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FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter + 1 (202) 295-4217 twachter@cogentco.com	John Chang + 1 (202) 295-4212 investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS THIRD QUARTER 2008 RESULTS

FINANCIAL AND BUSINESS HIGHLIGHTS

•	Consolidated revenue of $54.6 million — an increase of 1.4% from Q2 2008 to Q3 2008

•	Foreign exchange negatively impacts revenue growth from Q2 2008 to Q3 2008 by over $0.6 million

•	Traffic growth of 5% from Q2 2008 to Q3 2008

•	Purchased 1.2 million shares of common stock in Q3 2008 for $12.0 million — $32.1 million remaining on authorized common stock buyback program

•	Purchased $106.0 million of face value of convertible notes for $47.7 million in cash – resulting in a gain for fiscal 2008 of $56.6 million

[WASHINGTON, D.C. November 6, 2008] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced net service revenue of $54.6 million for the three months ended September 30, 2008, an increase of 16.2% over $47.0 million for the three months ended September 30, 2007. On-net revenue was $44.2 million for the three months ended September 30, 2008, an increase of 17.5% over $37.6 million for the three months ended September 30, 2007. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. Off-net revenue was $9.0 million for the three months ended September 30, 2008, an increase of 16.0% from $7.8 million for the three months ended September 30, 2007. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $1.4 million for the three months ended September 30, 2008, a decrease of 13.4% from $1.6 million for the three months ended September 30, 2007. Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 25.9% from $24.3 million for the three months ended September 30, 2007 to $30.5 million for the three months ended September 30, 2008. Gross profit margin, excluding equity-based compensation expense, increased from 51.6% for the three months ended September 30, 2007 to 55.9% for the three months ended September 30, 2008.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $14.2 million for the three months ended September 30, 2008, an increase of 20.6%, over $11.7 million for the three months ended September 30, 2007. EBITDA, as adjusted, margin increased from 25.0% for the three months ended September 30, 2007 to 25.9% for the three months ended September 30, 2008.

Basic and diluted net income applicable to common stock was $0.05 per share for the three months ended September 30, 2008 compared to basic and diluted net (loss) applicable to common stock of $(0.12) per share for the three months ended September 30, 2007. Included in net income of $2.1 million for the three months ended September 30, 2008 was a gain of $9.7 million on the repurchase of $20.0 million of face value of convertible notes. Weighted average common shares outstanding – basic and diluted — were 43.6 million and 44.3 million respectively, for the three months ended September 30, 2008 compared to weighted average common shares outstanding – basic and diluted of 47.1 million for the three months ended September 30, 2007.

Total customer connections were 16,954 as of September 30, 2008 compared to 14,383 as of September 30, 2007, an increase of 17.9%. On-net customer connections were 13,307 as of September 30, 2008 compared to 10,501 as of September 30, 2007, an increase of 26.7%. Off-net customer connections were 2,996 as of September 30, 2008 compared to 3,021 as of September 30, 2007, a decrease of 0.8%. Non-core customer connections were 651 as of September 30, 2008 compared to 861 as of September 30, 2007, a decrease of 24.4%.

The number of on-net buildings increased by 112 from 1,189 as of September 30, 2007 to 1,301 as of September 30, 2008.

OUTLOOK – FOURTH QUARTER 2008 ESTIMATES

•	Cogent estimates net service revenue for the fourth quarter of 2008 to be over $55.0 million.

•	Cogent estimates EBITDA, as adjusted, for the fourth quarter of 2008 to be over $14.5 million.

•	Cogent estimates its net income per basic and diluted common share for the fourth quarter of 2008 to be over $0.90 per share. Cogent’s guidance includes an estimated gain of $46.9 million from its October 2008 purchases of $86.0 million of face value of its convertible notes for $37.8 million in cash. The guidance also includes the estimated impact of its share repurchase program and assumes approximately 42.0 million fully diluted and basic weighted average common shares outstanding.

OUTLOOK — FISCAL YEAR 2008 ESTIMATES

Cogent is updating the following previously released fiscal year 2008 estimates. Cogent’s amended guidance utilizes current foreign exchange rates, in particular the current Euro and Canadian dollar to US dollar exchange rates.

•	Cogent is amending its previously released estimate for its net service revenue for fiscal 2008 to be more than $215.0 million from its previously issued guidance of more than $218.0 million.

•	Cogent is amending its previously released estimate for EBITDA, as adjusted, for fiscal 2008 to be more than $60.0 million from its previously issued guidance of more than $65.0 million.

•	Cogent estimates its net income per basic and diluted common share for fiscal 2008 to be between $0.55 and $0.60. Cogent previously estimated a net (loss) per basic and diluted common share for fiscal 2008 of between $(0.50) and $(0.60). Cogent’s 2008 net income per basic and diluted common share guidance includes the impact of an estimated $56.6 million of gains of from its purchases of $106.0 million of face value of its convertible notes for $47.7 million in cash. The fiscal 2008 guidance also includes the estimated impact of its share repurchase program and assumes approximately 44.0 million fully diluted and basic weighted average common shares outstanding.

OUTLOOK — FULL YEAR 2009 ESTIMATES

•	Cogent estimates net service revenue for fiscal 2009 to be more than $250.0 million.

•	Cogent estimates EBITDA, as adjusted, for fiscal 2009 to be between $75.0 and $80.0 million.

•	Cogent estimates its net (loss) per basic and diluted common share for fiscal 2009 to be between $(0.15) and $(0.20). Cogent’s 2009 net (loss) per basic and diluted common share guidance assumes 40.0 million weighted average common shares outstanding. Cogent’s net (loss) per basic and diluted common share also assumes the estimated impact of the adoption of FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”. The adoption of FASB Staff Position APB 14-1 will result in an increase to the discount on Cogent’s convertible notes and a corresponding increase to additional paid-in capital. This required accounting change will result in additional non-cash interest expense for fiscal 2009. The adoption date of FASB Staff Position APB 14-1 is January 1, 2009. The adoption of FASB Staff Position APB 14-1 will also require a retroactive restatement of Cogent’s 2007 and 2008 operating results.

CONFERENCE CALL AND WEB SITE INFORMATION

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 6, 2008 to discuss Cogent’s operating results for the third quarter of 2008 and Cogent’s expectations for the fourth quarter of 2008, fiscal year 2008 and fiscal year 2009. Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/us/ir_events.php. A replay of the web cast, together with the press release, will be available on the website following the earnings call.

ABOUT COGENT COMMUNICATIONS

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services. Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 110 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

# # #

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
Summary of Financial and Operational Results

	Q1	Q2	Q3	Q4	Q1	Q2	Q3
	2007	2007	2007	2007	2008	2008	2008
METRIC ($ IN 000’S, EXCEPT SHARE AND PER SHARE DATA) – UNAUDITED
ON-NET REVENUE	$33,153	$35,295	$37,646	$40,511	$42,811	$44,215	$44,243
% Change from previous Qtr.	10.6%	6.5%	6.7%	7.6%	5.7%	3.3%	0.1%
OFF-NET REVENUE	$8,460	$7,938	$7,757	$7,968	$7,994	$8,459	$8,995
% Change from previous Qtr.	0.5%	-6.2%	-2.3%	2.7%	0.3%	5.8%	6.3%
NON-CORE REVENUE (1)	$2,008	$1,875	$1,566	$1,486	$1,305	$1,185	$1,356
% Change from previous Qtr.	-5.1%	-6.6%	-16.5%	-5.1%	-12.2%	-9.2%	14.4%
NET SERVICE REVENUE – TOTAL	$43,621	$45,108	$46,969	$49,965	$52,110	$53,859	$54,594
% Change from previous Qtr.	7.7%	3.4%	4.1%	6.4%	4.3%	3.4%	1.4%
NETWORK OPERATIONS EXPENSES (2)	$21,015	$21,428	$22,710	$22,395	$21,958	$22,952	$24,059
% Change from previous Qtr.	3.3%	2.0%	6.0%	-1.4%	-2.0%	4.5%	4.8%
GROSS PROFIT (2)	$22,606	$23,680	$24,259	$27,570	$30,152	$30,907	$30,535
% Change from previous Qtr.	12.0%	4.8%	2.4%	13.6%	9.4%	2.5%	-1.2%
GROSS PROFIT MARGIN (2)	51.8%	52.5%	51.6%	55.2%	57.9%	57.4%	55.9%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (3)	$12,562	$12,625	$12,512	$14,312	$15,550	$14,448	$16,403
% Change from previous Qtr.	0.8%	0.5%	- 0.9%	14.4%	8.7%	-7.1%	13.5%
DEPRECIATION AND AMORTIZATION EXPENSES	$15,907	$16,332	$16,627	$16,773	$16,296	$15,828	$15,494
% Change from previous Qtr.	8.0%	2.7%	1.8%	0.9%	-2.8%	-2.9%	-2.1%
ASSET IMPAIRMENT	$-	$—	$—	$—	$1,592	$—	$—
% Change from previous Qtr.	-%	—%	—%	—%	100.0%	-100.0%	—%
GAIN ON PURCHASE OF CONVERTIBLE NOTES	$-	$—	$—	$—	$—	$—	$9,735
% Change from previous Qtr.	-%	—%	—%	—%	—%	—%	100.0%
EQUITY-BASED COMPENSATION EXPENSE	$1,619	$2,466	$3,061	$3,238	$5,425	$4,166	$4,023
% Change from previous Qtr.	58.9%	52.3%	24.1%	5.8%	67.5%	-23.2%	-3.4%
Net loss	$(9,404)	$(9,192)	$(5,423)	$(7,006)	$(9,540)	$(5,553)	$2,073
% Change from previous Qtr.	5.7%	2.3%	41.0%	-29.2%	-36.2%	41.8%	137.3%
BASIC AND DILUTED NET (LOSS) INCOME PER COMMON SHARE	$(0.19)	$(0.19)	$(0.12)	$(0.15)	$(0.21)	$(0.12)	$0.05
% Change from previous Qtr.	9.5%	0.0%	36.8%	-25.0%	-40.0%	42.9%	141.7%
WEIGHTED AVERAGE COMMON SHARES – BASIC	48,655,385	48,378,853	47,073,070	46,885,843	46,265,575	45,397,919	43,593,205
% Change from previous Qtr.	0.3%	-0.6%	-2.7%	-0.4%	-1.3%	-1.9%	-4.0%
WEIGHTED AVERAGE COMMON SHARES – DILUTED	48,655,385	48,378,853	47,073,070	46,885,843	46,265,575	45,397,919	44,276,989
% Change from previous Qtr.	0.3%	-0.6%	-2.7%	-0.4%	-1.3%	-1.9%	-2.5%
EBITDA, AS ADJUSTED (4)	$10,057	$11,055	$11,747	$13,340	$14,618	$16,585	$14,166
% Change from previous Qtr.	26.3%	9.9%	6.3%	13.6%	9.6%	13.5%	-14.6%
EBITDA, AS ADJUSTED MARGIN (4)	23.1%	24.5%	25.0%	26.7%	28.1%	30.8%	25.9%
CASH PROVIDED BY OPERATING ACTIVITIES	$13,627	$10,286	$11,256	$13,461	$11,492	$14,223	$17,828
% Change from previous Qtr.	2,862.4%	-24.5%	9.4%	19.6%	-14.6%	23.8%	25.3%
CAPITAL EXPENDITURES	$7,580	$9,548	$8,977	$4,284	$9,778	$9,029	$9,515
% Change from previous Qtr.	111.4%	26.0%	-6.0%	-52.3%	128.2%	-7.7%	5.4%
CUSTOMER CONNECTIONS – END OF PERIOD
On-Net	8,565	9,773	10,501	11,192	11,849	12,502	13,307
% Change from previous Qtr.	10.1%	14.1%	7.4%	6.6%	5.9%	5.5%	6.4%
Off-Net	3,433	3,128	3,021	2,986	3,003	2,994	2,996
% Change from previous Qtr.	-2.7%	-8.9%	-3.4%	-1.2%	0.6%	-0.3%	0.1%
Non Core	941	885	861	804	744	685	651
% Change from previous Qtr.	-6.7%	-6.0%	-2.7%	-6.6%	-7.5%	-7.9%	-5.0%
Total	12,939	13,786	14,383	14,982	15,596	16,181	16,954
% Change from previous Qtr.	5.1%	6.5%	4.3%	4.2%	4.1%	3.8%	4.8%
OTHER – END OF PERIOD
Buildings On-Net	1,129	1,159	1,189	1,217	1,247	1,274	1,301
Employees	372	394	421	451	460	483	509

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, including voice services (only provided in Toronto, Canada), point-to-point private line services and managed modem services.

(2)	Excludes equity-based compensation expense of $49, $74, $61, $65, $85, $83 and $80 in the three months ended March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, and September 30, 2008, respectively.

(3)	Excludes equity-based compensation expense of $1,570, $2,392, $3,000, $3,173, $5,340, $4,083 and $3,943 in the three months ended March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008, respectively.

(4)	See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $13, $82, $16, $126 and $34 in the three months ended March 31, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008, respectively. EBITDA, as adjusted, excludes gains on lease restructurings of $154 and $2,110 for the three months ended March 31, 2007 and September 30, 2007, respectively. EBITDA, as adjusted, excludes a gain on the purchase of convertible notes of $9,735 for the three months ended September 30, 2008.

SCHEDULE OF NON-GAAP MEASURES — EBITDA AND EBITDA, AS ADJUSTED

EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on lease restructurings and convertible note purchases. The Company has excluded these gains because they relate to its capital structure. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures, expand its business and make bonus determinations for its employees. EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

								Q4
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	2008	2008	2009
	2007	2007	2007	2007	2008	2008	2008	Estimated	Estimated	Estimated Mid point
($ In 000’s) – unaudited
Cash flows provided by operating activities	$13,627	$10,286	$11,256	$13,461	$11,492	$14,223	$17,828	$8,000	$52,000	$63,000
Changes in operating assets and liabilities	(4,947)	(144)	590	(351)	2,439	250	(5,848)	3,500	—	2,500
Cash interest expense (income) and income taxes	1,364	913	(99)	148	671	1,986	2,159	3,000	9,000	12,000
Gains (losses) on lease restructuring, note purchases and asset sales	167	—	2,110	82	16	126	9,762	47,000	56,000	—
EBITDA, including gains	$10,211	$11,055	$13,857	$13,340	$14,618	$16,585	$23,901	$61,500	$117,000	$77,500

Gains on lease restructurings and note purchases	(154)	—	(2,110)	—	—	—	(9,735)	(47,000)	(57,000)	—
EBITDA, as adjusted	$10,057	$11,055	$11,747	$13,340	$14,618	$16,585	$14,166	$14,500	$60,000	$77,500

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND SEPTEMBER 30, 2008
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	September 30,
	2007	2008
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$177,021	$109,050
Short term investments — restricted	812	162
Accounts receivable, net of allowance for doubtful accounts of $1,159 and $1,882, respectively	21,760	21,050
Prepaid expenses and other current assets	6,636	6,430

Total current assets	206,229	136,692
Property and equipment, net	245,420	250,749
Deposits and other assets — $306 and $323 restricted, respectively	3,676	3,646

Total assets	$455,325	$391,087

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,868	$13,239
Accrued liabilities	12,891	13,766
Current maturities, capital lease obligations	7,717	5,821

Total current liabilities	33,476	32,826
Capital lease obligations, net of current maturities	84,857	97,559
Convertible senior notes, net of discount of $4,133 and $3,295, respectively	195,867	176,705
Other long term liabilities	2,295	2,825

Total liabilities	316,495	309,915

Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,929,874 and 44,588,924 shares issued and outstanding, respectively	48	45
Additional paid-in capital	430,402	386,891
Stock purchase warrants	764	764
Accumulated other comprehensive income—foreign currency translation adjustment	3,600	2,476
Accumulated deficit	(295,984)	(309,004)

Total stockholders’ equity	138,830	81,172

Total liabilities and stockholders’ equity	$455,325	$391,087

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2008
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	September 30, 2007	September 30, 2008
	(Unaudited)	(Unaudited)
Net service revenue	$46,969	$54,594
Operating expenses:
Network operations (including $61 and $80 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	22,771	24,139
Selling, general, and administrative (including $3,000 and $3,943 of equity-based compensation expense, respectively, and $515 and $1,409 of bad debt expense, net of recoveries, respectively)	15,512	20,346
Depreciation and amortization	16,627	15,494

Total operating expenses	54,910	59,979

Operating loss	(7,941)	(5,385)
Gain — purchases of convertible notes	—	9,735
Gain — lease restructuring	2,110	—
Interest income and other, net	2,906	751
Interest expense	(2,498)	(3,028)

Net (loss) income	$(5,423)	$2,073

Net (loss) income per common share:
Basic net (loss) income per common share	$(0.12)	$0.05

Diluted net (loss) income per common share	$(0.12)	$0.05

Weighted-average common shares—basic	47,073,070	43,593,205
Weighted-average common shares—diluted	47,073,070	44,276,989

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2008
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2007	September 30, 2008
	(Unaudited)	(Unaudited)
Net service revenue	$135,698	$160,564
Operating expenses:
Network operations (including $143 and $248 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	65,296	69,217
Selling, general, and administrative (including $7,003 and $13,366 of equity-based compensation expense, respectively, and $1,421 and $3,246 of bad debt expense, net of recoveries, respectively)	44,702	59,768
Asset impairment	—	1,592
Depreciation and amortization	48,865	47,619

Total operating expenses	158,863	178,196

Operating loss	(23,165)	(17,632)
Gain — purchase of convertible notes	—	9,735
Gain — lease restructuring	2,110	—
Interest income and other, net	4,788	3,127
Interest expense	(7,752)	(8,250)

Net loss	$(24,019)	$(13,020)

Net loss per common share:
Basic and diluted net loss per common share	$(0.50)	$(0.29)

Weighted-average common shares—basic and diluted	48,069,477	45,123,241

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2008
(IN THOUSANDS)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2007	September 30, 2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$35,169	$43,543

Cash flows from investing activities:
Purchases of property and equipment	(26,105)	(28,322)
(Purchases) maturities of short term investments, net	(570)	650
Proceeds from dispositions of assets	14	106

Net cash used in investing activities	(26,661)	(27,566)

Cash flows from financing activities:
Purchases of common stock	(51,894)	(58,032)
Proceeds from issuance of senior convertible notes, net	195,500	—
Senior convertible notes issuance costs	(353)	—
Repayment and purchase of convertible notes, respectively	(10,187)	(9,941)
Proceeds from exercises of stock options	1,054	121
Repayments of capital lease obligations	(5,454)	(15,605)

Net cash provided by (used in) financing activities	128,666	(83,457)

Effect of exchange rate changes on cash	425	(491)

Net increase (decrease) in cash and cash equivalents	137,599	(67,971)
Cash and cash equivalents, beginning of period	42,642	177,021

Cash and cash equivalents, end of period	$180,241	$109,050

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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